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                                                                    EXHIBIT 99.2



[HSA LOGO]



FOR IMMEDIATE RELEASE:

MEDIA CONTACT:                            MEDIA CONTACT:
Katina Vlahadamis,                        Susan Pierson Brown
High Speed Access Corp.                   Vulcan Ventures Incorporated
(720) 922-2823                            (425) 453.1940
kvlahadamis@hsacorp.net                   susanp@vnw.com

Anita Lamont
Charter Communications, Inc.
(314) 965-0555
alamont@chartercom.com

           VULCAN VENTURES AND CHARTER COMMUNICATIONS SIGN DEFINITIVE
                     AGREEMENT WITH HIGH SPEED ACCESS CORP.
                        TO INVEST ADDITIONAL $75 MILLION


LITTLETON, COLO. - October 19, 2000 - High Speed Access Corp. (NASDAQ: HSAC), a leading provider of broadband services, today announced the signing of the definitive agreement with Vulcan Ventures Incorporated, the investment organization of Paul G. Allen, and Charter Communications Ventures, LLC, an indirect subsidiary of Charter Communications, Inc. (NASDAQ: CHTR), to receive a combined convertible preferred equity investment of $75 million from the two companies. Under the agreement, Vulcan Ventures and Charter Communications Ventures will each invest approximately equal amounts. The letter of intent was originally announced on August 9, 2000.

The investments take the form of convertible preferred stock, and may convert into HSA common stock at a conversion price of approximately $5 per share, subject to adjustment for future stock issuances at less than the conversion price and other customary adjustments. Closing of the transaction is conditioned upon customary closing conditions, including approval by HSA stockholders.

ABOUT HIGH SPEED ACCESS CORP.

High Speed Access Corp. (Nasdaq: HSAC) is a leading provider of broadband Internet access and related communications services to residential customers and small and medium enterprises, or SMEs, nationwide primarily using cable modem technology. HSA's core service offering currently consists of cable modem Internet access, which HSA offers at


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several speeds and prices to residential end users through partnerships with cable multiple system operators. HSA is actively expanding its offering of services to include DSL Internet as well as expanded web site hosting and a range of other value-added and ongoing support services primarily for commercial customers. HSA is conducting technical and customer trials for Internet Telephony service in collaboration with major telecommunication vendors.

ABOUT VULCAN VENTURES INCORPORATED

Vulcan Ventures Incorporated of Bellevue, Washington was founded by Paul G. Allen in 1986 to research and implement his investments. Through Vulcan Ventures, Allen invests in companies which offer products, services or technologies that fit his Wired World strategy and can contribute to or benefit from the technology and strategy of other companies within the group's extensive investment portfolio. In addition, the group is the majority owner of Charter Communications, the fourth largest cable operating company in the United States, with more than 6 million subscribers. Recent investments include those in innovative content (e.g. Oxygen Media, ZDTV), Internet and e-commerce (e.g. Drugstore.com, eGreetings, Go2Net, Priceline.com, Stamps.com), telecommunications (e.g. Allegiance Telecom, High Speed Access, InterNAP, NorthPoint Communications) and consumer device and service companies (e.g. Replay Networks, TiVo, and Wink Communications). William D. Savoy is president of Vulcan Ventures and represents Allen in his professional and personal financial transactions as well as manages the Vulcan investment analysts who investigate and secure investment opportunities. Allen remains chairman of Vulcan. For more information on Vulcan visit www.paulallen.com.

ABOUT CHARTER COMMUNICATIONS, INC.

With more than 6.2 million customers, Charter Communications, Inc., a Wired World(TM) company, is among the nation's largest broadband communications companies. Charter Communications offers an array of advanced broadband services, including cable television under the Charter Cable TV brand; advanced digital video programming services under the Charter Digital Cable(TM) brand; and high-speed Internet access via Charter Pipeline(TM). Charter Communications, Inc.'s Class A common stock is traded on the Nasdaq National Market under the ticker symbol "CHTR." More information about Charter Communications, Inc. can be found on the Internet at www.chartercom.com.

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This press release contains statements about future events and expectations, which are "forward-looking statements." Any statement in this press release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the company may not complete its proposed financing with Vulcan or Charter; the company's unproven and evolving business model; rapid technological change and evolving industry standards in the markets for our services; the company's history of losses and anticipation of future losses and need for additional capital; the potential fluctuations in the company's operating results; the company's competition; the company's potential inability to attract and retain end users; the company's potential inability to establish or maintain relationships with cable operators, including Charter; and those risks and uncertainties discussed in filings made by the Company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading "Risk Factors" in the Company's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission.